EXHIBIT 99.2

                Certifications of Principal Financial Officer

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of SVI Solutions, Inc. (the "Registrant"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q/A of the Registrant for the quarter ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  November 15, 2004                    /s/ Ran Furman
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                                            Ran Furman
                                            Chief Financial Officer
                                            Principal Financial Officer